                                                                     EXHIBIT 5.1

                                January 25, 2002

Xicor, Inc.
1511 Buckeye Drive
Milpitas, CA  94035

        RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Xicor, Inc., a California corporation (the "Company" or "you"), with the Securities and Exchange Commission on January 25, 2002, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,500,000 shares of Xicor, Inc. Common Stock (the "Plan Shares") reserved for issuance under options granted or to be granted pursuant to the Xicor, Inc. 1998 Nonstatutory Stock Option Plan, as amended and restated, the Xicor, Inc. 1990 Incentive and Non-Incentive Stock Option Plan, as amended and restated, and the Xicor, Inc. 2000 Director Option Plan, as amended and restated (the "Plans"). As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the proposed sale and issuance of the Plan Shares.

        It is our opinion that, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plans and the agreements that accompany the Plans, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments or supplements thereto.

                                           Very truly yours,


                                           /s/ Wilson Sonsini Goodrich & Rosati

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation